SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 10, 2005

Hyundai ABS Funding Corporation

as Depositor to the Issuer described herein

(Exact Name of Registrant as Specified in Charter)

Delaware	333-108545	33-0978453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10550 Talbert Avenue, Fountain Valley, California	92708
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code	(714) 594-1579

Former Name or Former Address, if Changed Since Last Report	Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.	Other Events.

Hyundai ABS Funding Corporation (the “Registrant”) is hereby filing the servicer report (the “Servicer Report”) which Hyundai Motor Finance Company (“HMFC”) is required to file pursuant to Section 4.09 of the Sale and Servicing Agreement, dated as of September 1, 2004, among Hyundai Auto Receivables Trust 2004-A (the “Issuer”), the Registrant, HMFC and Citibank, N.A., as indenture trustee. The Servicer Report filed hereby covers the period from January 1, 2005 to January 31, 2005.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Exhibit
20	January 2005 Servicer Report

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2005	HYUNDAI ABS FUNDING CORPORATION

By:                    /s/ David A. Hoeller

Name:	David A. Hoeller
Title:	Vice President & Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
20	January 2005 Servicer Report

SERVICER’S CERTIFICATE

Collection Period: January, 2005

Distribution Date: February 15, 2005

Hyundai Auto Receivables Trust 2004-A

The undersigned certifies that he is the Vice President, Finance, of Hyundai Motor Finance Company, a California corporation (“HMFC”) and that as such he is duly authorized to execute and deliver this certificate on behalf of HMFC pursuant to Section 4.09 of the Sales and Servicing Agreement dated September 1, 2004, among HMFC, as Seller and Servicer, Citibank N.A., as Indenture Trustee, Hyundai ABS Funding Corporation, as the Depositor and, the Hyundai Auto Receivables Trust 2004-A, as Issuer (the “Sales and Servicing Agreement”) (all capitalized terms used herein without definition have the respective meanings specified in the Sales and Servicing Agreement) and further certifies that:

1.	The Servicer’s report for the period from January 1, 2005, to January 31, 2005, attached to this certificate is complete and accurate and contains all information required by Section 4.09 of the Sales and Servicing Agreement; and

2.	As of January 31, 2005, no Event of Servicing Termination or event that with notice or lapse of time or both would become an Event of Servicing Termination has occurred.

IN WITNESS WHEREOF, I have affixed hereunto my signature this 10th day of February 2005.

HYUNDAI MOTOR FINANCE COMPANY, as Servicer
a California corporation

By:	/s/ David A. Hoeller

David A. Hoeller
Vice President, Finance